Execution Version

Exhibit 10.8

STANDBY BOND PURCHASE AGREEMENT

among

PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS,

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

JEFFERSON RAILPORT TERMINAL II LLC

and

JEFFERSON RAILPORT TERMINAL II HOLDINGS LLC

Dated as of February 1, 2016

Relating to

$144,200,000
Port of Beaumont Navigation District of Jefferson County, Texas
Dock and Wharf Facility Revenue Bonds, Series 2016
Jefferson Energy Companies Project

TABLE OF CONTENTS
Page No.
ARTICLE I DEFINITIONS	3
Section 1.01. Specific Terms.	3
Section 1.02. Incorporation of Certain Definitions by Reference	5
Section 1.03. Accounting Matters	5
Section 1.04. Computation of Time Periods	6
Section 1.05. New York City Time Presumption	6
Section 1.06. Relation to Other Documents	6
Section 1.07. Interpretation	6

ARTICLE II THE COMMITMENT	6
Section 2.01. Commitment to Purchase Series 2016 Bonds	6
Section 2.02. Method of Purchasing.	7
Section 2.03. Mandatory Reductions of Available Principal Commitment.	7
Section 2.04. Guaranty of the Series 2016 Bonds and Rent	7
Section 2.05. Rights as Bondholders.	9

ARTICLE III CONDITIONS PRECEDENT TO EFFECTIVENESS	9
Section 3.01. Conditions Precedent to Effectiveness.	9
Section 3.02. Conditions Precedent to Purchasers’ Obligation to Purchase Series 2016 Bonds and Jefferson Holdings’ Obligation to Make Payments in Respect of the Jefferson Holdings Obligations.	10

ARTICLE IV PURCHASER REPRESENTATIONS AND WARRANTIES	10
Section 4.01. Existence and Power.	10
Section 4.02. Noncontravention.	10
Section 4.03. Due Authorization.	11
Section 4.04. Valid and Binding Obligations.	11
Section 4.05. Pending Litigation and Other Proceedings.	11
Section 4.06. Consideration.	11
Section 4.07. Completion of the Bond Financed Property.	11

ARTICLE V DISTRICT REPRESENTATIONS AND WARRANTIES	12
Section 5.01. Existence and Power.	12
Section 5.02. Regulatory Authority	12
Section 5.03. Noncontravention.	12
Section 5.04. Due Authorization.	12
Section 5.05. Valid and Binding Obligations.	12
Section 5.06. Pending Litigation and Other Proceedings.	12

ARTICLE VI PURCHASER COVENANTS	13

i

EXHIBIT A    PURCHASE NOTICE

ii

STANDBY BOND PURCHASE AGREEMENT
This STANDBY BOND PURCHASE AGREEMENT (this “Agreement”) is dated as of February 1, 2016, by and among the PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (the “District”), a political subdivision of the State of Texas, THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee under the Indenture referred to below (the “Trustee”), JEFFERSON RAILPORT TERMINAL II LLC, a limited liability company organized under the laws of the State of Delaware (“Jefferson Railport”), and JEFFERSON RAILPORT TERMINAL II HOLDINGS LLC, a limited liability company organized under the laws of the State of Delaware (“Jefferson Holdings”). Jefferson Railport and Jefferson Holdings are sometimes referred to herein individually as a “Purchaser” and together as the “Purchasers.” All capitalized terms used herein and not otherwise defined, including in the recitals hereto, shall have the meaning assigned in Section 1.01 or as otherwise provided in Section 1.02.

W I T N E S S E T H :
WHEREAS, pursuant to applicable Texas law, particularly Chapter 147, Acts of the 51st Legislature of Texas, Regular Session, 1949, as amended, Chapter 60, Texas Water Code, as amended, and Chapter 1201, Texas Government Code, as amended (together, the “Act”), the terms and conditions of a resolution of the District’s Board of Commissioners, dated as of November 23, 2015 (the “Resolution”) and a Trust Indenture and Security Agreement, dated as of February 1, 2016, (the “Indenture”), between the District and the Trustee, the District is issuing a series of bonds designated Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project), in the principal amount of $144,200,000 (the “Series 2016 Bonds”); and
WHEREAS, the proceeds of the Series 2016 Bonds will be applied to (i) reimburse and pay Jefferson Railport for the development, construction and acquisition of certain facilities for the transport, loading, unloading, and storage of petroleum products on behalf of the District (the “Bond Financed Facilities”); (ii) pay capitalized interest on a portion of the Series 2016 Bonds; and (iii) pay certain costs of issuance of the Series 2016 Bonds; and
WHEREAS, certain improvements have been or will be constructed by Jefferson Railport on behalf of the District, on property leased to Jefferson Railport by the District pursuant to a First Amended and Restated Agreement and Lease, dated as of February 1, 2016 (the “Ground Lease”), by and between Jefferson Railport, as successor to Port of Beaumont Petroleum Transload Terminal II, LLC and the District; and
WHEREAS, to achieve the purposes for which the Series 2016 Bonds will be issued, (i) the District will reimburse Jefferson Railport for certain of the improvements constructed by Jefferson Railport on behalf of the District under the Ground Lease (the “Existing Property”); (ii) Jefferson Railport, pursuant to a Lease and Development Agreement (Facilities Lease), dated as of February 1, 2016 (the “Facilities Lease”), between the District and Jefferson Railport, will construct additional improvements on behalf of the District (together with the Existing Property, the “Bond Financed

Property”), all of which property is subject to the terms of the Ground Lease; and (iii) Jefferson Railport will lease the Bond Financed Property from the District pursuant to the terms and conditions of the Facilities Lease and the Ground Lease; and
WHEREAS, Jefferson Railport is a wholly owned subsidiary of Jefferson Holdings, which has no material assets or liabilities other than the equity interests of Jefferson Railport; and
WHEREAS, the Series 2016 Bonds will be subject to mandatory tender for purchase on the First Initial Bonds Remarketing Date (as defined below) at a purchase price (the “Purchase Price”) equal to the principal amount of Series 2016 Bonds tendered or deemed tendered for purchase, plus interest thereon to, but not including, the First Initial Bonds Remarketing Date; and
WHEREAS, it is anticipated that the Purchase Price will be paid pursuant to a Remarketing of the Series 2016 Bonds; and
WHEREAS, Jefferson Holdings and Jefferson Railport have proposed that, pursuant to this Agreement, (i) in the event that any Series 2016 Bonds are not repurchased with proceeds of a Remarketing, redeemed or defeased to a date on or before the First Initial Bonds Remarketing Date in whole, Jefferson Holdings and Jefferson Railport shall be committed to purchase such Series 2016 Bonds from the holders thereof on the First Initial Bonds Remarketing Date at the Purchase Price, and (ii) Jefferson Holdings shall guaranty the payment of all (A) principal of and premium and interest on the Series 2016 Bonds, including interest on the overdue principal of and, if lawful, interest on the Series 2016 Bonds, if any, and all other monetary obligations of the District under the Indenture and the Series 2016 Bonds in accordance with the terms of the Indenture, and (B) Rent (as defined below), in each case that is payable prior to repurchase of the Series 2016 Bonds with the proceeds of remarketing on the First Initial Bonds Remarketing Date or prior redemption or defeasance of the Series 2016 Bonds in whole; and
WHEREAS, pursuant to a Leasehold Deed of Trust and Security Agreement, dated as of the issuance date of the Series 2016 Bonds (the “Jefferson Railport Deed of Trust”), Jefferson Railport will grant a deed of trust lien on and security interest in its interest in the Ground Lease and in all buildings, fixtures, modifications, replacements, improvements, easements, rights-of-way, air/water/development rights, machinery and equipment thereon or with respect thereto to the Trustee for the benefit of the Trustee and the holders of the Series 2016 Bonds to secure its obligations hereunder; and
WHEREAS, in reliance upon, inter alia, the provisions hereof, the Purchasers are entering into this Agreement with the District and the Trustee.
NOW, THEREFORE, for valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01.    Specific Terms. The following terms shall have the meanings indicated below or in the referenced Section of this Agreement, unless the context shall clearly indicate otherwise:
“Affiliate” means, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative thereto.
“Agreement” means this Standby Bond Purchase Agreement.
“Available Commitment” means, as of any day, the sum of (i) the Available Principal Commitment, (ii) the Available Interest Commitment and (iii) all third-party costs, expenses and fees related to the Series 2016 Bonds payable as Rent, in each case as of such day.
“Available Interest Commitment” means an amount equal to interest that accrues pursuant to the Indenture on the Series 2016 Bonds to the First Initial Bonds Remarketing Date thereof (after the allowable application of capitalized interest with respect thereto and after giving effect to any interest previously paid) and, if not then repurchased with proceeds of a Remarketing in whole, thereafter until so purchased or redeemed or paid in full. The Available Interest Commitment may be adjusted from time to time downward by an amount that bears the same proportion to such amount as the amount of a reduction in the Available Principal Commitment pursuant to the definition of “Available Principal Commitment” bears to the Available Principal Commitment prior to such reduction. Any adjustments pursuant to the previous sentence shall occur simultaneously with the event requiring such adjustment.
“Available Principal Commitment” means, initially, ONE HUNDRED FORTY-FOUR MILLION, TWO HUNDRED THOUSAND DOLLARS ($144,200,000), and thereafter shall mean such initial amount adjusted from time to time as follows:
(a)    Upon any reduction in the Available Principal Commitment pursuant to Section 2.03, downward by the amount of such reduction;
(b)    Downward by the principal amount of any Series 2016 Bonds purchased by a Purchaser pursuant to Section 2.01; and
(c)    Downward by the principal amount of any Series 2016 Bonds repurchased with proceeds of a Remarketing, redeemed or defeased to a date on or before the First Initial Bonds Remarketing Date.

Any adjustment to the Available Principal Commitment pursuant to clause (a), (b) or (c) above shall occur simultaneously with the occurrence of the events described in such clauses.
“Bond Financed Property” has the meaning assigned to that term in the recitals to this Agreement.
“Bondholders” means the registered owners of the Series 2016 Bonds.
“Business Day” has the meaning assigned to that term in the Indenture.
“Capital Call Agreement” means the Capital Call Agreement, dated as of February 1, 2016, among Fortress Transportation and Infrastructure Investors LLC, its subsidiaries party thereto and Jefferson Holdings.
“Closing Date” means ___________, 2016, or such later date on which this Agreement is fully executed and delivered and is effective pursuant to Section 3.01.
“Debt Service Fund” has the meaning stated in the Indenture.
“District” has the meaning assigned to that term in the Preamble to this Agreement.
“DTC” has the meaning assigned to that term in Section 2.02(a).
“First Initial Bonds Remarketing Date” has the meaning assigned to that term in the Indenture (as in effect on the date hereof).
“Indenture” has the meaning assigned to that term in the recitals to this Agreement.
“Interest Component” means that portion of the aggregate Purchase Price for all Series 2016 Bonds that constitutes accrued and unpaid interest on the Series 2016 Bonds.
“Jefferson Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Jefferson Railport Terminal II Holdings LLC, dated as of the Closing Date, by and among FTAI Energy Partners LLC and the initial Independent Manager (as defined therein).
“Jefferson Holdings Obligations” has the meaning assigned to that term in Section 2.04.
“Person” means an individual, a corporation, a partnership, an association, an agency, an authority, a joint venture, a trust, a business trust, a limited liability company or any other entity or organization, including a governmental entity or political subdivision or an agency or instrumentality thereof.
“Principal Component” means that portion of the aggregate Purchase Price for all Series 2016 Bonds that constitutes principal of the Series 2016 Bonds.

“Purchase Notice” means the written notice to be provided by the Trustee to the Purchasers in accordance with Section 7.02 hereof and the provisions of the Indenture in the event that there are insufficient moneys on the First Initial Bonds Remarketing Date to provide for the purchase of the Series 2016 Bonds from the Bondholders at the Purchase Price.
“Purchase Price” means, with respect to any Series 2016 Bond as of the First Initial Bonds Remarketing Date, one hundred percent of the principal amount of such Series 2016 Bond plus accrued and unpaid interest thereon to the First Initial Bonds Remarketing Date, but in no event to exceed the Available Commitment.
“Purchaser” means each of Jefferson Railport and Jefferson Holdings in their respective capacities as purchasers under this Agreement.
“Related Documents” means this Agreement, the Resolution, the Series 2016 Bonds, the Indenture, the Tax Certificate (as defined in the Indenture), the Ground Lease, the Jefferson Railport Deed of Trust, the SNDA (as defined in the Indenture), the Facilities Lease, the Assignment (as defined in the Indenture) and the Capital Call Agreement, including any exhibits, instruments or certificates relating to any thereof.
“Remarketing” means a remarketing of the Series 2016 Bonds by a Remarketing Agent (as defined in the Indenture) on the First Initial Bonds Remarketing Date (as defined in the Indenture) in accordance with the terms of the Indenture and the Series 2016 Bonds.
“Rent” has the meaning assigned to that term in the Facilities Lease.
“Resolution” has the meaning assigned to that term in the recitals to this Agreement.
“Series 2016 Bonds” has the meaning assigned to that term in the recitals to this Agreement.
“State” means the State of Texas.
“Trustee” means The Bank of New York Mellon Trust Company, National Association, in its capacity as Trustee for the benefit of the owners of the Series 2016 Bonds under the Indenture, and any permitted successor thereunder.
“Written” or “in Writing” means any form of written communication or a communication by means of a scanned portable document file (pdf) attached to an e-mail with electronic confirmation of delivery.
Section 1.02.    Incorporation of Certain Definitions by Reference Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Indenture or the Series 2016 Bonds, as applicable, unless the context otherwise requires.
Section 1.03.    Accounting Matters. All accounting terms used herein without definition shall be interpreted in accordance with generally accepted accounting principles in the United States of America, consistently applied, and, except as otherwise expressly provided herein, all accounting determinations required to be made pursuant to this Agreement shall be made in accordance with generally accepted accounting principles in the United States of America, consistently applied.
Section 1.04.    Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise specified herein, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
Section 1.05.    New York City Time Presumption. All references herein to times of the day shall be presumed to refer to New York City time unless otherwise specified.
Section 1.06.    Relation to Other Documents. Nothing in this Agreement shall be deemed to amend or relieve any party hereto of any of its obligations under any Related Document to which such party is a party.
Section 1.07.    Interpretation. All words used herein shall be construed to be of such gender or number as the circumstances require. Reference herein to any document means such document as amended, modified or supplemented from time to time as permitted under its terms and the terms hereof. Reference herein to an Article, Exhibit or Section shall constitute a reference to such Article, Exhibit or Section of or to this Agreement unless otherwise specified.

ARTICLE II
THE COMMITMENT
Section 2.01.    Commitment to Purchase Series 2016 Bonds. Subject to the terms and conditions of this Agreement, the Purchasers hereby agree jointly and severally to purchase all Series 2016 Bonds at the Purchase Price on the date specified in Section 2.02 below to the extent that the Series 2016 Bonds have not been repurchased with proceeds of a Remarketing, redeemed or defeased to a date on or before the First Initial Bonds Remarketing Date. The Principal Component of the Purchase Price so to be paid for Series 2016 Bonds on the First Initial Bonds Remarketing Date shall not exceed the lesser of (i) 100% of the principal amount of such Series 2016 Bonds and (ii) the Available Principal Commitment (calculated, in each case, without giving effect to any purchase of Series 2016 Bonds by a Purchaser on such date) at 11:00 a.m. (New York time) on such First Initial Bonds Remarketing Date. The Interest Component of the Purchase Price so to be paid for Series 2016 Bonds on the First Initial Bonds Remarketing Date shall not exceed the Available Interest Commitment (calculated, in each case, without giving effect to any purchase of Series 2016 Bonds by a Purchaser on such date) at 11:00 a.m. (New York time) on such First Initial Bonds Remarketing Date. The obligation to purchase the Series 2016 Bonds shall be absolute and unconditional, and shall not be deemed to be a best-efforts obligation. In no event shall the District be obligated to provide any additional funds for the payment of the Purchase Price of the Series 2016 Bonds.

Section 2.02.    Method of Purchasing.
(a)    Notice of Purchase. If the Purchasers receive from the Trustee a Purchase Notice pursuant to Section 7.02 hereof and the provisions of the Indenture not later than 12:00 p.m. (New York time) on the First Initial Bonds Remarketing Date or any subsequent date, the Purchasers shall, subject to satisfaction of the requirements of Article III hereof, transfer to the Trustee not later than 2:00 p.m. (New York time) on the First Initial Bonds Remarketing Date or such subsequent date, as applicable, in immediately available funds, an amount equal to (i) the aggregate Purchase Price of all Series 2016 Bonds tendered or deemed tendered for purchase on or before such date, less (ii) proceeds deposited or to be deposited in the Remarketing Account (as such term is defined in the Indenture) from a Remarketing in accordance with the Indenture, if any, less (iii) any monies deposited in the Reserve Fund (as such term is defined in the Indenture) and transferred into the Initial Bonds Standby Bond Purchase Account (as such term is defined in the Indenture) pursuant to Section 2.17(d)(i) of the Indenture. If, pursuant to Section 7.02 hereof and the provisions of the Indenture, the Purchasers receive from the Trustee a Purchase Notice later than 12:00 p.m. (New York time) on the First Initial Bonds Remarketing Date or any subsequent date, the Purchasers shall, subject to satisfaction of the requirements of Article III hereof, transfer to the Trustee not later than 2:00 p.m. (New York time) on the immediately succeeding Business Day, in immediately available funds, an amount equal to (i) the aggregate Purchase Price of all Series 2016 Bonds tendered or deemed tendered for purchase on or before such date, less (ii) proceeds deposited or to be deposited in the Remarketing Account (as such term is defined in the Indenture) from a Remarketing in accordance with the Indenture, if any, less (iii) any monies deposited in the Reserve Fund (as such term is defined in the Indenture) and transferred into the Initial Bonds Standby Bond Purchase Account (as such term is defined in the Indenture) pursuant to Section 2.17(d)(i) of the Indenture. The Trustee shall also provide telephonic notice to the Purchasers of the delivery of such Purchase Notice at the telephone number for such notice set forth in Section 7.02. A Purchase Notice shall be irrevocable after delivery thereof by the Trustee. Neither the Purchasers nor the District shall have any responsibility for, nor incur any liability in respect of, any act or any failure to act by the Trustee that results in the Trustee’s failure to effect the purchase of Series 2016 Bonds with funds provided pursuant to this Section 2.02(a).
(b)    Remittance of Extra Funds. In the event that any funds paid by a Purchaser to the Trustee pursuant to Section 2.02(a) shall not be required to be applied to purchase Series 2016 Bonds as provided herein, such funds shall be returned to the Purchaser by wiring such funds promptly by the Trustee and, until so returned, shall be held in trust by the Trustee for the account of such Purchaser.
Section 2.03.    Mandatory Reductions of Available Principal Commitment. Upon any repurchase of Series 2016 Bonds with proceeds of a Remarketing, a redemption of Series 2016 Bonds or a defeasance of Series 2016 Bonds to a date on or prior to the Initial Bonds Remarketing Date, the aggregate Available Principal Commitment shall be reduced, upon receipt by a Purchaser of Written notice of such occurrence from the Trustee, by the principal amount of the Series 2016 Bonds so repurchased, redeemed or defeased, as specified in such Written notice. Upon the Trustee obtaining knowledge of any of the foregoing, the Trustee shall promptly provide written notice of such occurrence to each Purchaser.

Section 2.04.    Guaranty of the Series 2016 Bonds and Rent. (a) Jefferson Holdings hereby absolutely and unconditionally guarantees to the District the prompt and punctual payment, when due, of (i) principal of and premium and interest on the Series 2016 Bonds, including interest on the overdue principal of and interest on the Series 2016 Bonds, if any, if lawful, and all other monetary obligations of the District under the Indenture and the Series 2016 Bonds, on the dates and in the amounts as therein provided and (ii) each Rent payment, as provided in the Facilities Lease, on the dates and in the amounts as therein provided, in each case that is payable prior to a repurchase with proceeds of a Remarketing, a redemption, or a defeasance of all Series 2016 Bonds on or prior to the First Initial Bonds Remarking Date (collectively, the “Jefferson Holdings Obligations”). Jefferson Holdings hereby acknowledges that it has reviewed the Indenture and the Facilities Lease, and hereby acknowledges adequate consideration for its obligations under this Section 2.04.
(b)    This is an absolute and unconditional guaranty of payment and not of collection, by Jefferson Holdings, and Jefferson Holdings waives any right to require that (a) any action be brought against Jefferson Railport or any other person or entity, (b) the Trustee proceed or enforce its rights against or exhaust any security given to secure the Jefferson Holdings Obligations, (c) the Trustee has Jefferson Railport joined with Jefferson Holdings in any suit arising out of this Section 2.04, or (d) the Trustee pursue any other remedy in the Trustee’s powers whatsoever. Jefferson Holdings also waives all suretyship defenses and defenses in the nature thereof including, without limitation, any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, and Chapter 43 of the Texas Civil Practice and Remedies Code.
(c)    The obligations of Jefferson Holdings under this Section 2.04 are several from those of Jefferson Railport and are primary obligations concerning which Jefferson Holdings is the principal obligor. The payment by Jefferson Holdings of any amount pursuant to this Section 2.04 shall not in any way entitle Jefferson Holdings to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Jefferson Holdings Obligations or any proceeds thereof, or any security therefor prior to the full satisfaction of the Jefferson Holdings Obligations.
(d)    If Jefferson Holdings receives from the Trustee notification pursuant to Section 4.04(g) of the Indenture, Jefferson Holdings shall, subject to satisfaction of the requirements of Article III hereof, transfer to the Trustee not later than 10:00 a.m. (New York time) on the day on which any payment of principal of or premium or interest on Series 2016 Bonds shall become due, or, if the Trustee provides such notice to Jefferson Holdings later than 10:00 a.m. (New York time) the Business Day before a payment of principal, premium or interest is due or any subsequent date, the Business Day following the day on which such payment is due or such later date on which such notice is provided, as applicable, in immediately available funds, an amount equal to the amount of the deficiency in the Debt Service Fund as of such date. The Trustee shall also provide telephonic notice to Jefferson Holdings of the delivery of such notification at the telephone number for such notice set forth in Section 7.02.
(e)    In the event that any funds paid by Jefferson Holdings to the Trustee pursuant to Section 2.04(a) shall not be required to be applied to pay principal of and premium and interest on the Series 2016 Bonds or a Rent payment as provided herein, such funds shall be returned to Jefferson Holdings by wiring such funds as promptly as practicable by the Trustee and, until so returned, shall be held in trust by the Trustee for the account of Jefferson Holdings.
Section 2.05.    Rights as Bondholders. Upon purchasing Series 2016 Bonds, the Purchasers shall be entitled to and shall be deemed assigned all rights, privileges and security accorded Bondholders as provided in the Series 2016 Bonds and the Indenture, other than the right to tender such Series 2016 Bonds for purchase on the First Initial Bonds Remarketing Date pursuant to the Indenture and have such Series 2016 Bonds purchased with amounts advanced hereunder. Upon purchasing Series 2016 Bonds and registration of such Series 2016 Bonds in the name of or at the direction of the Purchasers, as provided herein, the Purchasers or other such registered owner shall be recognized by the District and the Trustee as the true and lawful beneficial owners of the Series 2016 Bonds, free from any claims, liens, security interests, equitable interests and other interests of the District or the Trustee, except as otherwise provided herein and except as such interests might exist under the terms of the Series 2016 Bonds with respect to all Bondholders. Any Purchaser that or who is a “substantial user” of the Bond Financed Property or any “related person” within the meaning of Section 147(a)(1) of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations promulgated thereunder, hereby acknowledges and agrees that interest on the Series 2016 Bonds is not exempt from federal income taxation while owned by such a “substantial user or “related person.”

ARTICLE III
CONDITIONS PRECEDENT
TO EFFECTIVENESS
Section 3.01.    Conditions Precedent to Effectiveness. This Agreement shall become effective on the date when the Purchasers and the District shall have received each of the following which are, in form and substance, satisfactory to the Purchasers and the District and their respective counsel:
(a)    A true and complete original executed counterpart of this Agreement.
(b)    Certified copies of the resolutions of the District, Jefferson Holdings and Jefferson Railport approving this Agreement, the other Related Documents to which such Person is a party and the other matters contemplated hereby (which certificate shall state that such resolutions are in full force and effect on the Closing Date).
(c)    A certificate of each of the District, Jefferson Holdings, Jefferson Railport and the Trustee certifying the names and true signatures of the respective officers thereof authorized to sign this Agreement and the other documents to be delivered by it hereunder.
(d)    A copy, certified on the Closing Date by the District, of each Related Document delivered on or prior to the Closing Date and an executed original of each Related Document delivered on the Closing Date.

(e)    Copies of the legal opinions rendered in connection with the issuance of the Series 2016 Bonds and the delivery of the Related Documents, confirmed as of the Closing Date.
(f)    Payment of all amounts due and owing to the District pursuant to any of the Related Documents as of the Closing Date.
(g)    Such other documents, instruments, approvals and, if requested by a Purchaser, certified duplicates of executed originals thereof, and opinions as a Purchaser may reasonably request.
If the Purchasers waive or acknowledge satisfaction of the foregoing conditions in Writing delivered to the Trustee, then such conditions shall be deemed to have been waived by the parties hereto or satisfied for all purposes, whether or not actually satisfied.
Section 3.02.    Conditions Precedent to Purchasers’ Obligation to Purchase Series 2016 Bonds and Jefferson Holdings’ Obligation to Make Payments in Respect of the Jefferson Holdings Obligations. The obligation of the Purchasers to purchase Series 2016 Bonds hereunder on the First Initial Bonds Remarketing Date is subject to the delivery to the Purchasers of a Purchase Notice in the manner described in Section 2.02(a), it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Agreement. The obligation of Jefferson Holdings in respect of the Jefferson Holdings Obligations is subject to the delivery of notification to Jefferson Holdings in the manner described in Section 2.04(d) and the Indenture, it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Agreement.

ARTICLE IV
PURCHASER REPRESENTATIONS AND WARRANTIES
Each Purchaser represents and warrants as of the date hereof as follows:
Section 4.01.    Existence and Power. Such Purchaser is duly organized as a limited liability company under the laws of the State of Delaware, with all power and authority to conduct its business as currently conducted, to own its assets and to enter into and satisfy its obligations under this Agreement.
Section 4.02.    Noncontravention. The execution and delivery by such Purchaser of this Agreement and the performance of its obligations hereunder will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Purchaser, or result in a breach of any of the terms of, or constitute a default under or result in the creation or imposition of any lien on any of its property pursuant to, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Purchaser is a party or by which it or any of its property is bound or its organizational documents or any of the rules or regulations applicable to it or its property or any decree or order of any court or other governmental body, except to the extent that such violation, breach, default or lien could not reasonably be expected to have an adverse effect on the obligations or a material adverse effect on the ability of the Purchasers to perform their obligations hereunder.
Section 4.03.    Due Authorization. The execution, delivery and performance by such Purchaser of this Agreement are within its corporate power and authority, and have been duly authorized and duly executed by all necessary action and will not contravene any provision of its organizational documents.
Section 4.04.    Valid and Binding Obligations. This Agreement is a valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, except as such enforceability may be limited by such Purchaser’s bankruptcy, insolvency, reorganization or moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.
Section 4.05.    Pending Litigation and Other Proceedings. There is no litigation of any nature pending or, to the knowledge of such Purchaser, threatened against such Purchaser to restrain or enjoin the operations of any property of such Purchaser, or in any way contesting or affecting the obligations of such Purchaser hereunder, except to the extent that such litigation could not reasonably be expected to have an adverse effect on the obligations or a material adverse effect on the ability of the Purchasers to perform their obligations hereunder.
Section 4.06.    Consideration. Each Purchaser acknowledges and agrees that it shall benefit from the District’s acquisition and construction of the Bond Financed Property, and has received adequate consideration for the obligations of the Purchaser undertaken hereunder.
Section 4.07.    Completion of the Bond Financed Property. THE DISTRICT DOES NOT, AND EACH PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISTRICT DOES NOT, MAKE ANY WARRANTY, EITHER EXPRESS OR IMPLIED, (1) THAT THE FUNDS AVAILABLE TO THE DISTRICT FOR PAYMENT OF THE COSTS OF THE FACILITIES WILL BE SUFFICIENT TO PAY ALL THE COSTS WHICH WILL BE INCURRED IN CONNECTION THEREWITH; OR (2) AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE FACILITIES OR THAT THE FACILITIES ARE OR WILL BE SUITABLE FOR JEFFERSON RAILPORT’S PURPOSES OR NEEDS.

ARTICLE V
DISTRICT REPRESENTATIONS AND WARRANTIES
The District represents and warrants as of the date hereof as follows:

Section 5.01.    Existence and Power. The District is a governmental body corporate and politic duly organized and validly existing under the laws of the State. The District has all power and authority to conduct its business as currently conducted, to own its assets and to enter into and satisfy its obligations under this Agreement and the other Related Documents to which it is a party.
Section 5.02.    Regulatory Authority. The District is duly authorized to conduct its business and activities under all applicable laws, rulings, regulations and ordinances and the departments, agencies and political subdivisions governing it or regulating its business and activities.
Section 5.03.    Noncontravention. The execution and delivery by the District of this Agreement and the other Related Documents to which it is a party and the performance of its obligations under the Related Documents will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the District, or result in a breach of any of the terms of, or constitute a default under or result in the creation or imposition of any lien on any of its property pursuant to, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the District is a party or by which it or any of its property is bound or its enabling legislation or any of the rules or regulations applicable to it or its property or any decree or order of any court or other governmental body, except to the extent such violation, breach, default or lien would not reasonably be expected to have a material adverse effect on the ability of the District to perform its obligations under any Related Document.
Section 5.04.    Due Authorization. The execution, delivery and performance by the District of this Agreement and the other Related Documents to which it is a party are within its corporate power and authority, and have been duly authorized and duly executed by all necessary action and will not contravene any provision of the Act or its organizational documents.
Section 5.05.    Valid and Binding Obligations. This Agreement and the other Related Documents to which the District is a party are valid and binding obligations of the District, enforceable against the District in accordance with their respective terms, except as such enforceability may be limited by the District’s bankruptcy, insolvency, reorganization or moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

Section 5.06.    Pending Litigation and Other Proceedings. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, public board or body, pending or, to the knowledge of the District, threatened against the District seeking to restrain or enjoin the sale or issuance of the Series 2016 Bonds or the Series 2016 Bonds, or in any way contesting or affecting any proceedings of the District taken concerning the sale thereof, the pledge or application of any moneys or security provided for the payment of the Series 2016 Bonds or the Series 2016 Bonds, the validity or enforceability of the documents executed by the District in connection with the Series 2016 Bonds or the Series 2016 Bonds, or the existence or powers of the District relating to the sale of the Series 2016 Bonds or the Series 2016 Bonds, except to the extent such litigation would not reasonably be expected to have a material adverse effect on the ability of the District to perform its obligations hereunder.

ARTICLE VI
PURCHASER COVENANTS
The Purchasers covenant and agree as follows, unless the District and the Trustee shall otherwise consent in writing:
Section 6.01.    Amendments. Neither Purchaser shall amend, modify or supplement, nor agree to any amendment or modification of, or supplement to, any of the Related Documents to which such Purchaser is a party, except as permitted by such Related Document, nor shall any Purchaser amend, modify or supplement its certificate of formation or other organizational documents in any manner which would have a material adverse effect on its obligations hereunder or the other Related Documents to which it is a party. In addition, Jefferson Holdings shall not amend, modify or supplement, nor agree to any amendment or modification of, or supplement to, (i) the Capital Call Agreement or (ii) Section 5(c), 7, 8, 9(a), 9(h), 9(j), 10, 19(e), 20, 21, 22, 23, 24 or 29 or Schedule A (with respect to any defined term used in the aforementioned Sections) of the Jefferson Holdings LLC Agreement in any material respect adverse to the Trustee or the Bondholders, in each case without the written consent of the Trustee.
Section 6.02.    Corporate Existence. Each Purchaser shall maintain its existence and shall not merge or consolidate with any other Person or sell or dispose of all or substantially all of its assets, unless: (a) such Purchaser shall be the surviving entity in the case of a merger, or the surviving, resulting, or transferee entity, as the case may be, shall expressly and unconditionally assume, in a written instrument delivered to the other parties hereto, the punctual performance and observance of all of the covenants and conditions of this Agreement and the other Related Documents to be performed by such Purchaser; (b) such Purchaser or such surviving, resulting, or transferee entity, as the case may be, shall not, immediately after such merger or consolidation, or sale or disposition, be in default in the performance of any covenant or condition hereunder; (c) if such Purchaser is not the surviving or transferee entity, as the case may be, the surviving, resulting, or transferee entity shall take such action as may be reasonably necessary to grant or otherwise continue the effectiveness of all security interests created by such Purchaser under the Related Documents and shall take all reasonably necessary action so that such security interests are and remain perfected; (d) such

Purchaser or such surviving, resulting, or transferee entity, as the case may be, shall have a net worth at least equal to the net worth of such Purchaser immediately preceding such merger or consolidation, or sale or disposition, with net worth being determined in accordance with generally accepted accounting principles; and (d) if such Purchaser is Jefferson Holdings, Jefferson Holdings or such surviving, resulting, or transferee entity, as the case may be, shall continue to be the beneficiary of the Capital Call Agreement. Notwithstanding the foregoing, neither Purchaser may merge or consolidate into or sell or dispose of all or substantially all of its assets to the other Purchaser.
Section 6.03.    Nature of Business of Jefferson Holdings. Jefferson Holdings shall not engage in any material business activities or have any material assets or liabilities other than (i) holding 100% of the equity interests of Jefferson Railport, (ii) performing its obligations under this Agreement and the other Related Documents to which it is a party, (iii) maintaining its legal existence, filing tax returns, paying taxes and providing reports to governmental authorities and its members and (iv) activities incidental to the foregoing. Jefferson Holdings shall comply (and shall cause its members and managers to comply) with the provisions of the Jefferson Holdings LLC Agreement specified in Section 6.01 above. Jefferson Holdings shall give prompt notice to the Trustee of any action taken with the required consent of the Independent Manager (as defined in the Jefferson Holdings LLC Agreement).
Section 6.04.    Special Purpose Entity Covenant. Jefferson Railport shall:
(a)    maintain its own books and records and bank accounts separate and apart from those of its members, Affiliates and other Persons;
(b)    hold itself out at all times to the public and all other Persons as a legal entity separate from any other Person;
(c)    file all tax returns that Jefferson Railport is required to file, if any, as required by applicable law (except to the extent that Jefferson Railport (i) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law or (ii) files a consolidated federal income tax return with another Person as may be permitted by applicable law);
(d)    not commingle its assets with assets of any other Person;
(e)    conduct its business in its own name or a trade name registered, licensed to or trademarked by Jefferson Railport (except for services rendered under a management, service, operation or maintenance agreement, so long as the applicable party holds itself out as acting as an agent on behalf of Jefferson Railport) and strictly comply with all organizational formalities necessary to maintain its separate existence;
(f)    maintain separate financial statements and, if consolidated with financial statements of one or more Affiliates, assure that such consolidated financial statements include footnotes to the effect that Jefferson Railport is a separate legal entity and that its assets are not (other than as provided in the Related Documents) available to satisfy the claims of Affiliates;

(g)    other than as provided in the Related Documents, account for and manage all of its liabilities separately from those of its Affiliates, pay its own liabilities only out of its own funds and assets (provided that there exists sufficient cash flow from the operation of its business activities to enable it to do so and, provided further, that no Person shall be required to make any direct or indirect additional capital contributions or loans to Jefferson Railport) and not incur any indebtedness for borrowed money or capital leases except to finance or refinance the development, maintenance and operation of its assets and business activities conducted with respect to the property subject to the Ground Lease;
(h)    other than as provided in the Related Documents, maintain an arm’s length relationship with its Affiliates and, except for capital contributions and capital distributions permitted under the terms and conditions of its organizational documents and properly reflected in its books and records, not enter into any transaction, contract or agreement with any general partner, member, shareholder, principal or Affiliate, except upon terms and conditions taken as a whole that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties, in each case, as reasonably determined by Jefferson Railport in good faith;
(i)    not at any time guaranty, grant a security interest to secure, or hold out its credit or assets as being available to satisfy the obligations of any other Person, other than pursuant to this Agreement and the other Related Documents, or acquire any obligations or securities of Jefferson Holdings or any Affiliate;
(j)    to the fullest extent permitted by law, not seek or effect, or permit any constituent party to seek or effect, the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Jefferson Railport into another entity or transfer all or substantially all of its assets, except as permitted by Section 6.02 hereof; and
(k)    not engage in any business or operations other than the development, maintenance and operation of its assets and business activities conducted with respect to the property subject to the Ground Lease and activities incidental thereto.
Section 6.05.    Jefferson Railport Deed of Trust. The Purchasers shall not hypothecate, pledge or grant a security interest in the property subject to the Jefferson Railport Deed of Trust except as permitted therein.
Section 6.06.    Reserve Fund. Jefferson Holdings shall promptly deposit in the Reserve Fund (as defined in the Indenture) pledged to and held by the Trustee in favor of the Bondholders, all cash received by Jefferson Holdings pursuant to Section 21(a)(ii) or Section 21(d) of the Capital Call Agreement, which cash shall be applied by the Trustee in accordance with the applicable provisions of the Indenture.
ARTICLE VII
MISCELLANEOUS

Section 7.01.    Obligations Absolute. The obligations of the Purchasers under this Agreement shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including but not limited to the following:
(a)    to the extent permitted by applicable law, any lack of validity or enforceability of this Agreement or any other Related Document or any other agreement or instrument delivered in connection herewith or therewith;
(b)    any amendment to, waiver of, consent to or departure from the terms of any of the Related Documents;
(c)    the existence of any claim, set-off, defense or other right that a Purchaser may have at any time against the Trustee, the District or any other Person, whether in connection with this Agreement, the other Related Documents or otherwise;
(d)    any statement or any other document presented under this Agreement or any of the other Related Documents proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or
(e)    any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

Section 7.02.    Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto or referred to herein shall be deemed to have been given (a) when delivered by hand, or (b) when sent electronically as a scanned pdf attached to an e-mail with electronic confirmation of delivery, addressed to them as follows or at such other address as any of the parties hereto may designate by Written notice to the other parties hereto:

District:	District of Beaumont Navigation District 1225 Main Street Beaumont, TX 77704 Tel: (409) 835-5367 ext. 222 E-mail: dcf@portofbeaumont.com with a copy to: Guy N. Goodson Germer PLLC P.O. Box 4915 Beaumont, TX 77704-4915 Tel: (409) 654-6700 ext. 730 E-mail: ggoodson@germer.com
Trustee:	The Bank of New York Mellon Trust Company, National Association 601 Travis Street, Floor 16 Houston, TX 77002 Tel: (713) 483-6521 E-mail: Germaine.Morgan@bnymellon.com
Purchasers:	Jefferson Railport Terminal II LLC 9595 Six Pines Drive, Suite 6370 The Woodlands, TX 77380 Tel: (281) 677-4900 ext. 210 E-mail: _____________________
Jefferson Railport Terminal II Holdings LLC 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 798-6110 E-mail: _____________________
Notwithstanding the foregoing, any Purchase Notice given hereunder shall be effective only when given in the manner provided in Section 2.02(a).
Section 7.03.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Trustee, the District and the Purchasers, and their respective successors, endorsees and assigns, except that neither the District nor a Purchaser may assign or transfer its rights or obligations hereunder without the prior written consent of the other and the Trustee, provided that prior written consent shall not be required for any assignment or transfer permitted pursuant to Section 6.02.
Section 7.04.    Governing Law; Forum Selection; Consent to Jurisdiction. This Agreement and any dispute arising in connection therewith will be governed by and construed under the law of the State of Texas. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.
Section 7.05.    Service of Process. Each of the District, the Purchasers and the Trustee also irrevocably consents to the service of any and all process in any action or proceeding described in the foregoing Section by the mailing of copies of such process to the respective address set forth for such party in Section 7.02. Each of the District, the Purchasers and the Trustee agree that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in appropriate jurisdictions by suit on the judgment or in any other manner provided by law.
Section 7.06.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Delivery of a signature page by facsimile shall be as effective as delivery of an original thereof.
Section 7.07.    Use of Funds. The Purchasers agree that all funds advanced by a Purchaser hereunder will be paid from funds of such Purchaser not derived from a tax-exempt borrowing and not directly or indirectly from funds or collateral on deposit with or for the account of, or pledged with or for the account of, the District.
Section 7.08.    Trustee’s Rights. The District and the Purchasers agree that the rights and protections provided to the Trustee in the Related Documents (including Article VIII of the Indenture) shall apply to the Trustee when acting as such under this Agreement.
Section 7.09.    Amendments and Waivers; Termination. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall terminate on the earliest of (i) the repurchase with proceeds of a Remarketing, a redemption or a defeasance of all, but not less than all, Series 2016 Bonds, (ii) the date that there are no Series 2016 Bonds Outstanding (as defined in the Indenture) and (iii) the third Business Day after February 13, 2020 (provided no default by the Purchasers has occurred and is continuing hereunder). To the fullest extent permitted by law, this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment (or part thereof) made or caused to be made by any of the Purchasers pursuant to this Agreement, is rescinded or must otherwise be disgorged, restored or returned by any beneficiary of this Agreement, including any owner of Series 2016 Bonds, upon the insolvency, bankruptcy or reorganization of any Person or otherwise, all as though such payment had not been made.
Section 7.10.    Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
Section 7.11.    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not have any effect for purposes of interpretation or construction of the terms of this Agreement.
Section 7.12.    Complete and Controlling Agreement. This Agreement and the other Related Documents completely set forth the agreements among the Purchasers, the Trustee and the District and fully supersede all prior agreements, both written and oral, relating to all matters set forth herein and in the other Related Documents. The terms and provisions of this Agreement may be amended or superseded only as provided in Section 7.09, and no oral agreements, practices, standards or other extrinsic communications or facts shall have any bearing on the interpretation or enforcement of this Agreement or the other Related Documents except as otherwise expressly agreed to in writing by the Purchasers and the District.
Section 7.13.    Waiver Of Jury Trial. EACH OF THE DISTRICT, THE PURCHASERS AND THE TRUSTEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH OF THE DISTRICT, THE PURCHASERS AND THE TRUSTEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE DISTRICT, THE PURCHASERS AND THE TRUSTEE. EACH OF THE DISTRICT, THE PURCHASERS AND THE TRUSTEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND RECOGNIZES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH OF THE DISTRICT, THE PURCHASERS AND THE TRUSTEE REPRESENTS AND ACKNOWLEDGES THAT IT HAS REVIEWED THIS

PROVISION WITH ITS LEGAL COUNSEL AND THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ANY JURY TRIAL RIGHTS IT MAY HAVE FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL.

Section 7.14.    Indemnification. JEFFERSON HOLDINGS AND JEFFERSON RAILPORT RELEASE THE DISTRICT, THE TRUSTEE AND THEIR RESPECTIVE OFFICERS, MEMBERS, DIRECTORS, COMMISSIONERS AND EMPLOYEES (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM, AND THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE FOR, AND JEFFERSON HOLDINGS AND JEFFERSON RAILPORT SHALL PROTECT, INDEMNIFY, DEFEND, AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM, ANY AND ALL DOCUMENTED OUT-OF-POCKET LOSSES, COSTS, DAMAGES, EXPENSES AND LIABILITIES OF WHATSOEVER NATURE (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS’ FEES, LITIGATION AND COURT COSTS, AMOUNTS PAID IN SETTLEMENT, AND AMOUNTS PAID TO DISCHARGE JUDGMENTS) DIRECTLY OR INDIRECTLY RESULTING FROM OR ARISING OUT OF OR RELATED TO (A) THE ISSUANCE, OFFERING, SALE, DELIVERY, OR PAYMENT OF THE SERIES 2016 BONDS OR THE INTEREST THEREON, THE INDENTURE, THIS AGREEMENT, AND ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH AND THE OBLIGATIONS IMPOSED ON THE DISTRICT OR THE TRUSTEE HEREBY AND THEREBY; (B) ANY WRITTEN STATEMENTS OR REPRESENTATIONS MADE OR GIVEN BY JEFFERSON HOLDINGS OR JEFFERSON RAILPORT, OR ANY OF THEIR OFFICERS OR EMPLOYEES, TO THE INDEMNIFIED PARTIES, OR ANY UNDERWRITERS OR PURCHASERS OF ANY OF THE SERIES 2016 BONDS, WITH RESPECT TO JEFFERSON HOLDINGS OR JEFFERSON RAILPORT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS OR REPRESENTATIONS OF FACTS, FINANCIAL INFORMATION OR JEFFERSON HOLDINGS’ OR JEFFERSON RAILPORT’S AFFAIRS; AND (C) ANY LOSS OR DAMAGE INCURRED BY THE INDEMNIFIED PARTIES AS A RESULT OF A VIOLATION BY JEFFERSON HOLDINGS OR JEFFERSON RAILPORT OF ANY OF THE PROVISIONS OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 7.14 OR ELSEWHERE SHALL RELIEVE AN INDEMNIFIED PARTY FROM LIABILITY FOR, OR PROVIDE AN INDEMNIFIED PARTY WITH INDEMNITY FOR, WILLFUL MISCONDUCT OR NEGLIGENCE OF SUCH INDEMNIFIED PARTY OR ITS OFFICERS, MEMBERS, DIRECTORS, COMMISSIONERS OR EMPLOYEES.
Section 7.15.    No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, or against any past, present or future director, member, officer or employee, as such, of any Purchaser or of any successor thereof, either directly or through such Purchaser, whether by virtue of any constitution or statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, directors, members, officers or employees, as such, of any Purchaser or any successor thereof, or any of them, under or by reason of the obligations, covenants or agreements contained in this Agreement; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, director, member, officer or employee, as such, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.
Section 7.16.    Specific Performance. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS
By /s/ David C. Fisher
Name:     David C. Fisher
Title:    Port Director, CEO
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By /s/ Patricia A. Barbarino
Name:     Patricia A. Barbarino
Title:    Authorized Signatory
JEFFERSON RAILPORT TERMINAL II LLC
By /s/ Demetrios Tserpelis
Name:     Demetrios Tserpelis
Title:    Authorized Officer
JEFFERSON RAILPORT TERMINAL II HOLDINGS LLC
By /s/ Demetrios Tserpelis
Name:     Demetrios Tserpelis
Title:    Authorized Officer

Signature Page to
Standby Bond Purchase Agreement

EXHIBIT A
PURCHASE NOTICE

The undersigned, a duly authorized officer of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”), hereby certifies to JEFFERSON RAILPORT TERMINAL II LLC and JEFFERSON RAILPORT TERMINAL II HOLDINGS LLC (together, the “Purchasers”) in accordance with the Standby Bond Purchase Agreement, dated as of February 1, 2016 (the “Standby Bond Purchase Agreement”), by and between the Port of Beaumont Navigation District of Jefferson County, Texas (the “District”), the Trustee and the Purchasers, relating to the Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2016 (the “Series 2016 Bonds”) (all capitalized terms herein having the meanings ascribed thereto in the Standby Bond Purchase Agreement), that:

1.    Series 2016 Bonds have been tendered or deemed tendered for purchase on the First Initial Bonds Remarketing Date pursuant to Section 2.17 of the Indenture.

2.    The Remarketing Agent has notified the Trustee that insufficient moneys are available for such purchase pursuant to Section 2.17(d)(i) of the Indenture, and that the amount of such insufficiency is $_________________.

3.    The Trustee hereby requests the payment of the Purchase Price in the amount of $____________, which represents (i) the Purchase Price of all outstanding Series 2016 Bonds tendered or deemed tendered for purchase on or before the date hereof, less (ii) the proceeds deposited in the Remarketing Account (as such term is defined in the Indenture) from a Remarketing in accordance with the Indenture, less (iii) any monies deposited in the Reserve Fund (as such term is defined in the Indenture) and transferred into the Initial Bonds Standby Bond Purchase Account (as such term is defined in the Indenture) pursuant to Section 2.17(d)(i) of the Indenture.

4.    The funds requested hereunder shall be transferred to the Trustee as follows:

[PLEASE PROVIDE]

IN WITNESS WHEREOF, the Trustee has executed and delivered this Purchase Notice as of the _______ day of ______________, ______.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By _____________________________
Name:_______________________
Title: ________________________